The Legends Fund, Inc.

Item 77C

At a Special Meeting of Shareholders of The Legends Fund, Inc. held on October 19, 2000, shareholders approved the termination of the existing sub-advisory agreements for the Scudder Kemper Value Portfolio, Zweig Asset Allocation Portfolio and Zweig Equity (Small Cap) Portfolios of the Fund, effective November 1, 2000. Shareholders also approved new sub-advisory agreements for these Portfolios between Touchstone Advisors and three new sub-advisors, effective November 1, 2000. The new names of each Portfolio and their respective new Sub-Advisers are as follows:

-------------------------------------------------------------------------------------------------------
Portfolio                             New Portfolio Name                       New Sub-Adviser
-------------------------------------------------------------------------------------------------------
Scudder Kemper Value Portfolio     Third Avenue Value Portfolio          EQSF Advisers,  Inc.
Zweig Asset Allocation Portfolio   Gabelli Large Cap Value Portfolio     Gabelli Asset Management Co.
Zweig Equity Portfolio             Baron Small Cap Portfolio             BAMCO, Inc

With respect to the Third Avenue Value Portfolio, shareholders approved changing the Portfolio's investment objective to eliminate a secondary objective of seeking current income, in order to permit the New Sub-Adviser more flexibility in pursuing its investment strategy. In addition, shareholders approved changing the Third Avenue Portfolio's status as a diversified investment company under the 1940 Act, to that of a non-diversified investment company under the 1940 Act.

Reported below is each matter voted upon at that meeting as well as the number of votes cast for, against or withheld, the number of abstentions and the number of broker-non-votes with respect to such matters. Abstentions have the effect of a negative vote on a proposal. The results are set forth as followed:

1. (a) The Scudder Kemper Value Portfolio Shareholders approved a new sub-advisory agreement between Touchstone Advisors (the "Manager") and EQSF Advisers, Inc.

--------------------------------------------------------------------------------

     Shares Voted            Shares                                   Broker
         "For"           Voted "Against"        Abstentions         Non-Votes
--------------------------------------------------------------------------------
    813,812.413            13,762.478            62,758.476             --
--------------------------------------------------------------------------------

   (b) The Zweig Asset Allocation Portfolio Shareholders approved a new sub-advisory agreement between the Manager and Gabelli Asset Management Company.

     Shares Voted            Shares                                   Broker
         "For"           Voted "Against"        Abstentions         Non-Votes
--------------------------------------------------------------------------------
    631,946.312            18,488.890            36,128.710             --
--------------------------------------------------------------------------------

                             The Legends Fund, Inc.


   (c) The Zweig Equity (Small Cap) Allocation Portfolio Shareholders approved a new sub-advisory agreement between the Manager and BAMCO, Inc.

     Shares Voted            Shares                                   Broker
         "For"           Voted "Against"        Abstentions         Non-Votes
--------------------------------------------------------------------------------
    324,111.484           5,445.939            12,878.886             --
--------------------------------------------------------------------------------


2 (a) The Scudder Kemper Value Portfolio Shareholders approved a proposal to amend the investment objective of the Scudder Kemper Value Portfolio.

     Shares Voted            Shares                                   Broker
         "For"           Voted "Against"        Abstentions         Non-Votes
--------------------------------------------------------------------------------
    813,449.892           16,578.649            60,304.826             --
--------------------------------------------------------------------------------

   (b) The Scudder Kemper Value Portfolio Shareholders approved a proposal to change the Portfolio's status from diversified to non-diversified.

     Shares Voted            Shares                                   Broker
         "For"           Voted "Against"        Abstentions         Non-Votes
--------------------------------------------------------------------------------
    773,010.746          34,014.195            83,308.426             --
--------------------------------------------------------------------------------